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                          COOPERS & LYBRAND LETTERHEAD


INDEPENDENT ACCOUNTANT'S REPORT

To the Trustees of the AmSouth Mutual Funds and the Securities and Exchange Commission

We have examined management's assertion about the AmSouth Mutual Funds' (comprising the U.S. Treasury Fund, the Prime Obligations Fund, the Tax Exempt Fund, the Bond Fund, the Limited Maturity Fund, the Government Income Fund, the Florida Tax-Free Fund, the Equity Fund, the Regional Equity Fund, the Balanced Fund, the Municipal Bond Fund, and the Equity Income Fund) compliance with the requirements of subsection (b) and (c) of Rule 17f-2 under the Investment Company Act of 1940 as of July 31, 1997, included in the accompanying Management Statement Regarding Compliance With Certain Provisions of the Investment Company Act of 1940. Management is responsible for the AmSouth Mutual Funds' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about the AmSouth Mutual Funds' compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Funds' compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. Included among our procedures were the following tests performed as of July 31, 1997, with respect to the securities of the AmSouth Mutual Funds:

    o    Count and inspect all securities located in the vault of AmSouth Bank;

    o Confirmation, or other procedures as we considered necessary, of all securities held in book entry form by the Federal Reserve Bank of Atlanta, Depository Trust Company, or Chase Manhattan Bank;

    o Confirmation, or other procedures as we deemed necessary, of all securities out for transfer;

    o Confirmation, or other procedures we deemed necessary, of all repurchase agreements with brokers/banks and agreement of underlying collateral with AmSouth Bank's records; and

    o Reconciliation of all such securities to the books and records of the AmSouth Mutual Funds and AmSouth Bank.

We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the AmSouth Mutual Funds' compliance with specified requirements.


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In our opinion, management's assertion that the AmSouth Mutual Funds were in compliance with the above-mentioned provisions of Rule 17f-2 of the Investment Company Act of 1940 as of July 31, 1997, except for noncompliance as described in management's report, is fairly stated, in all material respects.

This report is intended for the information and use of management of the AmSouth Mutual Funds and the Securities and Exchange Commission and should not be used for any other purpose.

                                   /s/ COOPERS & LYBRAND, L.L.P.

Columbus, Ohio
September 24, 1997


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                           AMSOUTH MUTUAL FUNDS LOGO


       MANAGEMENT STATEMENT REGARDING COMPLIANCE WITH CERTAIN PROVISIONS
                     OF THE INVESTMENT COMPANY ACT OF 1940

We, as members of management of the AmSouth Mutual Funds (comprising the U.S. Treasury Fund, the Prime Obligations Fund, the Tax Exempt Fund, the Bond Fund, the Limited Maturity Fund, the Government Income Fund, the Florida Tax-Free Fund, the Equity Fund, the Regional Equity Fund, the Balanced Fund, the Municipal Bond Fund, and the Equity Income Fund) are responsible for complying with the requirements of Rule 17f-2, "Custody of Investments by Registered Management Investment Companies," of the Investment Company Act of 1940. We are also responsible for establishing and maintaining an effective internal control structure over compliance with Rule 17f-2 requirements. We have performed an evaluation of the AmSouth Mutual Funds' compliance with the requirements of Rule 17f-2 as of July 31, 1997. Based on this evaluation, we assert that the Company was in compliance with the provisions of subsection (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of July 31, 1997, with respect to securities reflected in the investment account of the AmSouth Mutual Funds except for lack of adequate personnel coverage for the period July 16, 1997 through July 18, 1997.


The Amsouth Mutual Funds


/s/ JOHN F. CALUANO
---------------------------
    John F. Caluano